Exhibit 99.1

Keyuan Petrochemicals Completes Additional $3.05 Million Private Placement for Total of $26.2 Million

Ningbo, PRC May 18, 2010 – Keyuan Petrochemicals, Inc. (OTCBB: SVPE), (“Keyuan” or “the Company”), a leading independent manufacturer and supplier of various petrochemical products in China, announced today that it completed an additional private equity financing of $3,049,970 with two accredited investors for a total raise of $26,204,640, including the financing the Company completed on April 22, 2010. The Company plans to use the net proceeds for the expansion of its manufacturing facility which will include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility. TriPoint Global Equities, LLC was the placement agent for the transaction.

As a result of this additional placement, the Company now has 50,752,362 shares of common stock issued and outstanding (assuming Series M shares are fully converted), 6,738,336 shares of preferred stock outstanding (convertible into the same number of shares of common stock), and warrants outstanding exercisable for an aggregate of 2,215,893 shares of common stock including placement agent warrants.

Established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd. (“Keyuan Plastics”), the Company is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan’s operations include an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields.

Due to China’s growing demand for refined petrochemical products, attributable to China’s robust economic growth and under-developed domestic supply capacity, customer order requests for 2010 have exceeded the Company’s current annual production capacity. Additionally, China’s demand for asphalt has outpaced supply for five consecutive years with total imports of 3.3 million MT in 2008. In order to grow Keyuan’s business to meet the increasing market demands, the Company plans to expand its manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

For fiscal year 2010, the Company expects to generate revenue of approximately $461.3 million and net income of approximately $36.3 million, excluding public company expenses.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in the private placement and certain other shares, within 30 days of closing.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC (“TriPoint Global”), a FINRA member firm, is a boutique investment bank that provides U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint Global maintains specialized practices in institutional private placements, mergers and acquisitions, and corporate finance. TriPoint has offices in New York and Washington, D.C. For more information, please visit www.tripointglobalequities.com.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Silver Pearl Enterprises, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the impact of the proceeds from the private placement on the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Investor Relations:

HC International, Inc.
Ted Haberfield
Executive VP
Tel: +1-760-755-2716

Mr. Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: andrew@hamptongrowth.com